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                                                                   EXHIBIT 23(b)





        CONSENT OF FRAZER, MINCHEW, ROBINSON, GARDNER AND LANGSTON, CPAs

     As certified public accountants, we hereby consent to the use of this Registration Statement on Form S-4 of our reports dated February 14, 1997 and December 10, 1997 and to the references by our Firm included in this Registration Statement.


/s/ FRAZER, MINCHEW, ROBINSON, GARDNER AND LANGSTON

FRAZER, MINCHEW, ROBINSON, GARDNER AND LANGSTON, CPAs


Monroe, Louisiana
January 19, 1998